Exhibit 21

SUBSIDIARIES OF REGISTRANT

Name	State/Country of Incorporation

1. Cerner Belgium SPRL	Belgium
2. Cerner Campus Redevelopment Corporation	Missouri
3. Cerner Canada Limited LLC	Delaware
4. Cerner Canada ULC	Canada
5. Cerner Capital, Inc.	Delaware
6. Cerner Chile Limitada	Chile
7. Cerner Chouteau Data Center, Inc.	Delaware
8. Cerner Corporation PTY Limited	New South Wales (Australia)
9. Cerner Deutschland GmbH	Germany
10. Cerner Egypt L.L.C	Egypt
11. Cerner Finland Oy	Finland
12. Cerner France SAS	France
13. Cerner Galt, Inc.	Delaware
14. Cerner Global Holdings B.V.	Netherlands
15. Cerner Government Services, Inc.	Delaware
16. Cerner Healthcare Sales India Private Limited	India
17. Cerner Healthcare Solutions, Inc.	Delaware
18. Cerner Healthcare Solutions Private Limited	India
19. Cerner Health Connections, Inc.	Delaware
20. Cerner Health Services, Inc.	Delaware
21. Cerner Health Services Deutschland GmbH	Germany
22. Cerner Iberia, S.L.U.	Spain
23. Cerner India Health Services Private Limited	India
24. Cerner Innovation, Inc.	Delaware
25. Cerner International, Inc.	Delaware
26. Cerner Ireland Limited	Ireland
27. Cerner Legal, Quality & Strategy, Inc.	Delaware
28. Cerner Limited	United Kingdom
29. Cerner Lingologix, Inc.	Delaware
30. Cerner (Malaysia) SDN BHD	Malaysia
31. Cerner Math, Inc.	Delaware
32. Cerner México, S. de R. L. de C.V.	Mexico
33. Cerner Middle East FZ-LLC	Emirate of Dubai, UAE
34. Cerner Middle East, Ltd.	Cayman Islands
35. Cerner Multum, Inc.	Delaware
36. Cerner Nederland B.V.	Netherlands
37. Cerner Norge AS	Norway
38. Cerner Österreich GmbH	Austria
39. Cerner Portugal Unipessoal, Lda.	Portugal
40. Cerner Properties, Inc.	Delaware
41. Cerner Property Development, Inc.	Delaware
42. Cerner RevWorks, LLC	Delaware
43. Cerner România S.R.L.	Romania
44. Cerner Singapore Limited LLC	Delaware
45. Cerner Slovensko s.r.o.	Slovakia
46. Cerner Soluções para a Saúde Ltda.	Brazil
47. Cerner Sverige AB	Sweden
48. Cerner Universal Revenue Cycle Management, LLC	Delaware
49. Rockcreek Aviation, Inc.	Delaware
50. The Health Exchange, Inc.	Missouri